FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Catherine Livingston, FGS Global
212-687-8080
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000

DOUGLAS ELLIMAN INC. REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Third Quarter Results with Operating Income of $6.3M; Net Income of $7.4M

Cash, cash equivalents and a U.S. Treasury Bill of approximately $123 million, with no long-term debt as of September 30, 2026, and a Development Marketing Pipeline of $26.0 billion

Announces $10 Million Share Repurchase Program

MIAMI, FL, November 9, 2026 - Douglas Elliman Inc. (“Douglas Elliman” or the “Company”) (NYSE: DOUG), the parent company of Douglas Elliman Realty, one of the nation's premier luxury residential real estate brokerages, today announced financial results for the three and nine months ended September 30, 2026.

CEO STATEMENT

“Over the past two years, we have worked to build the foundation for Douglas Elliman’s future, and we have succeeded in creating a stronger, more focused company,” said Michael S. Liebowitz, President and Chief Executive Officer of Douglas Elliman Inc. “In the third quarter, we delivered operating income of $6.3 million and net income of $7.4 million, while maintaining approximately $123 million in cash, cash equivalents, and a U.S. Treasury Bill and no long-term debt. We have sharpened our focus around what we do best, and we are now investing in our people and technology, modernizing our operating platform and pursuing opportunities that reinforce Douglas Elliman’s leadership in luxury residential real estate and drive our next phase of growth. The Board’s approval of a $10 million share repurchase program further reflects our confidence in Douglas Elliman and our commitment to delivering long-term value for our stockholders.”

Q3 2026 FINANCIAL HIGHLIGHTS
Three months ended September 30, 2026
Third quarter 2026 revenues were $252.1 million, compared to revenues of $262.8 million in the third quarter of 2025. The Company disposed of its property management business in October 2025 and, excluding property management revenues, revenues were $253.4 million in the third quarter of 2025. The Company recorded an operating income of $6.3 million in the third quarter of 2026, compared to an operating loss of $10.7 million in the third quarter of 2025. Net income attributed to Douglas Elliman Inc. in the third quarter of 2026 was $7.4 million, or $0.08 per diluted common share, compared to a net loss of $24.7 million, or $0.29 per diluted common share, in the third quarter of 2025.
Nine months ended September 30, 2026
For the nine months ended September 30, 2026, revenues were $749.9 million, compared to revenues of $787.6 million for the nine months ended September 30, 2025. Excluding property management revenues, revenues were $758.2 million for the nine months ended September 30, 2025. The Company recorded an operating loss of $14.6 million for the nine months ended September 30, 2026, compared to an operating loss of $21.5 million for the nine months ended September 30, 2025. Net loss attributed to Douglas Elliman Inc. for the nine months ended September 30, 2026 was $11.6 million, or $0.14 per diluted common share, compared to $53.3 million, or $0.63 per diluted common share, for the nine months ended September 30, 2025.
NON-GAAP FINANCIAL MEASURES
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial results for the three and nine months ended September 30, 2026 and 2025 are included in Tables 2 and 3, and for the last twelve months (“LTM”) ended September 30, 2026 and year ended December 31, 2025 are included in Table 2.
Three months ended September 30, 2026 compared to the three months ended September 30, 2025
Adjusted EBITDA attributed to Douglas Elliman Inc. (as described in Table 2 attached hereto) was a loss of $5.3 million for the third quarter of 2026, compared to an income of $1.0 million for the third quarter of 2025.
Adjusted Net Loss attributed to Douglas Elliman Inc. (as described in Table 3 attached hereto) was $8.0 million, or $0.09 per diluted share, for the third quarter of 2026, compared to $1.4 million, or $0.02 per diluted share, for the third quarter of 2025.
Nine months ended September 30, 2026 compared to the nine months ended September 30, 2025
Adjusted EBITDA attributed to Douglas Elliman Inc. (as described in Table 2 attached hereto) was a loss of $16.7 million for the nine months ended September 30, 2026, compared to a loss of $3.4 million for the nine months ended September 30, 2025.
Adjusted Net Loss attributed to Douglas Elliman Inc. (as described in Table 3 attached hereto) was $24.3 million, or $0.28 per diluted share, for the nine months ended September 30, 2026, compared to $13.0 million, or $0.15 per diluted share, for the nine months ended September 30, 2025.
GROSS TRANSACTION VALUE
For the third quarter of 2026, the Company achieved gross transaction value of approximately $10.0 billion with an average price per transaction of $1.83 million. For the third quarter of 2025, the Company achieved gross transaction value of approximately $10.0 billion with an average price per transaction of $1.77 million.
For the nine months ended September 30, 2026, the Company achieved gross transaction value of approximately $29.4 billion with an average price per transaction of $1.88 million. For the nine months ended September 30, 2025, the Company achieved gross transaction value of approximately $30.1 billion with an average price per transaction of $1.87 million.
BALANCE SHEET AND CAPITAL POSITION
Douglas Elliman maintained a robust balance sheet as of September 30, 2026, with cash and cash equivalents of approximately $102.7 million as well as an additional $20 million in a U.S. Treasury Bill and no long-term debt. This financial profile provides the Company with flexibility to return capital to stockholders, invest across its strategic priorities, including people, technology and operations, and pursue disciplined growth opportunities.

The Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $10 million of its common stock, reflecting the Company’s continued focus on disciplined capital allocation and long-term stockholder value. The authorization does not obligate the Company to repurchase any particular amount of common stock during any period and the program may be modified or suspended at any time at the Company's discretion. Stock repurchases may be made from time to time and the actual amount repurchased will depend on a variety of factors including market conditions, cash flow, and liquidity needs, regulatory and legal requirements, and other factors. The stock repurchases may be made in both open market and privately negotiated transactions and may include the use of derivative contracts, structured share repurchase agreements, and Rule 10b5-1 and Rule 10b-18 trading plans. Repurchases are expected to be funded from cash on hand. The Company had approximately 91 million shares of common stock outstanding as of November 4, 2026.

OUTLOOK

Looking ahead, the Company has a development marketing pipeline of approximately $26 billion, with an additional $11.8 billion scheduled to come to market through December 31, 2027. The Company is also advancing its AI transformation, which is expected to gradually drive significant savings in non-commission operating expenses over the next three years.

Douglas Elliman remains focused on positioning the Company to deliver long-term stockholder value by modernizing its operating platform, strengthening operational efficiency, investing in exceptional agent talent, and pursuing disciplined growth in key luxury markets.

STRATEGIC GROWTH INITIATIVES

Douglas Elliman continues to focus on its luxury residential real estate business while investing in its people, technology, operations and related capabilities.
Technology and AI Investment

Douglas Elliman continues to advance its company-wide technology transformation to support its evolution into a technology-forward real estate brokerage. The Company is working to modernize workflows, processes and infrastructure across the organization, with a focus on improving efficiency and providing agents and employees with better tools to support their work.
The Company remains focused on gradually realizing efficiencies in non-commission operating expenses beginning in 2027.

Recently, Douglas Elliman added dedicated leadership to support these efforts. Sharon Milz joined Douglas Elliman Realty as Head of AI Technology Transformation, overseeing the Company’s enterprise AI strategy and deployment. Nick Patino joined Douglas Elliman Realty as Director of AI Enablement, focused on integrating AI capabilities into the Company’s operations and driving adoption and productivity.

Operational Leadership

Douglas Elliman Realty also appointed Jamie Gagliano as Chief Operations Officer, Brokerage. In this role, she is focused on the Company’s national brokerage operations, including opportunities to simplify processes, strengthen support for agents and build a more scalable organization.
Conference Call to Discuss Third Quarter 2026 Results
As previously announced, the Company will host a conference call and webcast to discuss its third quarter 2026 results on Tuesday, November 10, 2026 at 8:00 a.m. (ET).
Investors may access the call via live webcast at https://join.eventcastplus.com/eventcastplus/douglas-elliman-third-quarter-earnings-call. Please join the webcast at least 10 minutes prior to start time.
A replay of the call will be available shortly after the call ends on November 10, 2026 through November 24, 2026 at https://join.eventcastplus.com/eventcastplus/douglas-elliman-third-quarter-earnings-call.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA attributed to Douglas Elliman Inc., Adjusted Net Loss attributed to Douglas Elliman Inc. and financial measures for the last twelve months (“LTM”) ended September 30, 2026 (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.

The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess the operating performance of the Company’s business, and management does, and investors should review both the overall performance (GAAP net income (loss)) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income (loss), net income (loss) and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 and 3 is information relating to the Company’s Non-GAAP Financial Measures for the three and nine months ended September 30, 2026 and 2025, the LTM ended September 30, 2026 and the year ended December 31, 2025.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, the Hamptons, Westchester, Connecticut, New Jersey, Massachusetts, New Hampshire, Florida, California, Texas, Colorado, Nevada, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman provides other real estate services, including development marketing, mortgage as well as settlement and escrow services in select markets, and uses as well as invests in early-stage, disruptive property technology solutions and companies. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this press release are forward-looking. We identify forward-looking statements in this press release by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue,” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and, when filed, our Quarterly Reports on Form 10-Q filed thereafter. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Commissions and other brokerage income	$249,233	$250,354	$741,317	$749,513
Property management	—	9,438	—	29,395
Other ancillary services	2,858	3,046	8,556	8,699
Total revenues	252,091	262,838	749,873	787,607

Expenses:
Real estate agent commissions	200,047	192,771	591,697	583,890
Sales and marketing	19,983	19,711	57,451	59,519
Operations and support	16,743	17,575	50,754	53,078
General and administrative	1,465	32,220	40,411	85,722
Technology	5,532	5,964	16,361	17,265
Depreciation and amortization	1,974	2,183	5,962	6,302
Impairment of fixed assets	—	2,275	—	2,275
Antitrust litigation settlement expense	—	—	2,041	—
Restructuring	17	794	210	1,092
Gain on disposal of business	8	—	(400)	—
Operating income (loss)	6,322	(10,655)	(14,614)	(21,536)

Other income (expenses):
Interest expense	(2)	(1,573)	(7)	(4,648)
Interest income	953	1,366	2,562	3,986
Equity in earnings (losses) from equity-method investments	7	(23)	386	178
Change in fair value of the derivative embedded within convertible debt	—	(15,445)	—	(33,160)
Investment and other (losses) gains	(524)	1,399	(581)	1,340
Income (loss) before provision for income taxes	6,756	(24,931)	(12,254)	(53,840)
Income tax (benefit) expense	(678)	11	(678)	11

Net income (loss)	7,434	(24,942)	(11,576)	(53,851)

Net loss attributed to non-controlling interest	—	251	—	502

Net income (loss) attributed to Douglas Elliman Inc.	$7,434	$(24,691)	$(11,576)	$(53,349)

Per basic common share:

Net income (loss) applicable to common shares attributed to Douglas Elliman Inc.	$0.08	$(0.29)	$(0.14)	$(0.63)

Per diluted common share:

Net income (loss) applicable to common shares attributed to Douglas Elliman Inc.	$0.08	$(0.29)	$(0.14)	$(0.63)

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2026	2025	2026	2025	2026	2025

Net income (loss) attributed to Douglas Elliman Inc.	$56,992	$15,219	$7,434	$(24,691)	$(11,576)	$(53,349)
Interest expense	428	5,069	2	1,573	7	4,648
Interest income	(3,476)	(4,900)	(953)	(1,366)	(2,562)	(3,986)
Income tax expense (benefit)	2,871	3,560	(678)	11	(678)	11
Net loss attributed to non-controlling interest	(407)	(909)	—	(251)	—	(502)
Depreciation and amortization	8,037	8,377	1,974	2,183	5,962	6,302
EBITDA	$64,445	$26,416	$7,779	$(22,541)	$(8,847)	$(46,876)

Results from operations of disposed business (a)	(254)	(6,621)	—	(1,643)	—	(6,367)
Gain on disposal of business	(82,055)	(81,655)	8	—	(400)	—
Equity in (earnings) losses from equity-method investments (b)	(395)	(187)	(7)	23	(386)	(178)
Change in fair value of the derivative embedded within convertible debt	(4,678)	28,482	—	15,445	—	33,160
Loss on extinguishment of liability	466	466	—	—	—	—
Stock-based compensation(c)	6,891	8,577	1,813	2,162	4,635	6,321
Litigation, settlement and related (benefit) expenses, net (d)	(13,603)	7,637	(15,436)	5,755	(12,527)	8,713
Executive severance and separation expense (benefit), net (e)	194	(299)	—	—	—	(493)
Impairment of fixed assets	—	2,275	—	2,275	—	2,275
Restructuring	754	1,636	17	794	210	1,092
Investment and other losses (gains)	603	(1,318)	524	(1,399)	581	(1,340)
Adjusted EBITDA	(27,632)	(14,591)	(5,302)	871	(16,734)	(3,693)
Adjusted EBITDA attributed to non-controlling interest	326	601	—	175	—	275
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(27,306)	$(13,990)	$(5,302)	$1,046	$(16,734)	$(3,418)

a.Includes results from operations of Residential Management Group, LLC, which conducts business as Douglas Elliman Property Management (“DEPM”), which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to Douglas Elliman Realty, LLC (“DER”) from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal. For all periods presented, our presentation and calculation of Adjusted EBITDA attributed to Douglas Elliman Inc. reflects the disposal of DEPM; $2,689 and $2,949 were previously reported as Adjusted EBITDA attributed to Douglas Elliman Inc. for the three and nine months ended September 30, 2025, respectively.
b.Represents equity in (earnings) losses recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.

d.Represents unusual litigation, settlement and related (benefit) expenses, net, incurred in connection with industry-wide antitrust class action lawsuits; stockholder derivative litigation; and other matters related to employees and agents not classified elsewhere in our condensed consolidated statements of operations. For the last twelve months ended September 30, 2026, the Company incurred a benefit, net of expenses, of $(13,603) of which a benefit of $(15,644) was included within general and administrative expenses and $2,041 was included as antitrust litigation settlement expense on the condensed consolidated statements of operations. For the year ended December 31, 2025, the Company incurred such expenses of $7,637, net of amounts recovered from insurance, which were included in general and administrative expenses in the consolidated statement of operations. For the three months ended September 30, 2026, the Company incurred a benefit, net of expenses, of $(15,436) included in general and administrative expenses in the condensed consolidated statements of operations. For the three months ended September 30, 2025, the Company incurred such expenses of $5,755 which were included in general and administrative expenses in the condensed consolidated statements of operations. For the nine months ended September 30, 2026, the Company incurred a benefit, net of expenses, of $(12,527), net of amounts recovered from insurance, of which a benefit of $(14,568) was included within general and administrative expenses and $2,041 was included as antitrust litigation settlement expense on the condensed consolidated statements of operations. For the nine months ended September 30, 2025, the Company incurred such expenses of $8,713, net of amounts recovered from insurance, which were included in general and administrative expenses in the condensed consolidated statements of operations.
e.Represents executive severance and separation expenses, net of amounts recovered from insurance. All amounts are included within general and administrative expenses on the condensed consolidated statement of operations.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET LOSS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net income (loss) attributed to Douglas Elliman Inc.	$7,434	$(24,691)	$(11,576)	$(53,349)

Results from operations of disposed business (a)	—	(1,547)	—	(6,039)
Gain on disposal of business	8	—	(400)	—
Impairment of fixed assets	—	2,275	—	2,275
Restructuring	17	794	210	1,092
Change in fair value of the derivative embedded within convertible debt	—	15,445	—	33,160
Non-cash amortization of debt discount on convertible debt	—	578	—	1,660
Litigation, settlement and related (benefit) expenses, net	(15,436)	5,755	(12,527)	8,713
Executive severance and separation benefit, net	—	—	—	(493)
Total adjustments	(15,411)	23,300	(12,717)	40,368

Adjusted net loss attributed to Douglas Elliman Inc.	$(7,977)	$(1,391)	$(24,293)	$(12,981)

Per diluted common share:

Adjusted net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.09)	$(0.02)	$(0.28)	$(0.15)

a.Includes results from operations of Residential Management Group, LLC, which conducts business as DEPM, which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to DER from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal. For all periods presented, our presentation and calculation of Adjusted Net Loss attributed to Douglas Elliman Inc. reflects the disposal of DEPM; $156 and $(6,942) were previously reported as Adjusted Net Income (Loss) attributed to Douglas Elliman Inc. for the three and nine months ended September 30, 2025, respectively.

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
KEY BUSINESS METRICS
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2026	2025	2026	2025	2026	2025
Revenues:
Commissions and other brokerage income	$981,646	$989,842	$249,233	$250,354	$741,317	$749,513
Property management	2,197	31,592	—	9,438	—	29,395
Other ancillary services	11,478	11,621	2,858	3,046	8,556	8,699
Total revenues	$995,321	$1,033,055	$252,091	$262,838	$749,873	$787,607

Gross transaction value (in billions)	$39.1	$39.8	$10.0	$10.0	$29.4	$30.1
Total transactions	20,912	21,338	5,494	5,661	15,673	16,099